Kingstone Companies, Inc.
(formerly DCAP Group, Inc.)
1158 Broadway
Hewlett, NY 11557
Phone: (516) 374-7600
Fax: (516) 295-7216

News Release

IMMEDIATE

Investor Contact:
Barry B. Goldstein

DCAP ANNOUNCES MAJOR CHANGES:
ACQUISITION OF INSURANCE COMPANY COMPLETED,
CHANGE OF COMPANY NAME AND SALE OF REMAINING STORES

Hewlett, New York—July 2, 2009—DCAP Group, Inc. (NASDAQ: DCAP) today announced that the Commercial Mutual Insurance Company (“CMIC”) Plan of Conversion (the “Plan”), providing for the conversion of CMIC from an advance premium cooperative to a stock property and casualty insurance company has become effective as of July 1, 2009.  Pursuant to the Plan, DCAP has acquired a 100% equity interest in CMIC in consideration of the conversion of its $3,750,000 principal amount of surplus notes of CMIC.  In addition, DCAP forgave all accrued and unpaid interest on the surplus notes as of the date of conversion.

The name of the new insurance company is “Kingstone Insurance Company.”  DCAP’s name has been changed to “Kingstone Companies, Inc.”, as previously approved by its shareholders.  DCAP’s new NASDAQ trading symbol is “KINS”.

The following summarizes the changes:

Item	Was	Is Now
Company’s Name	DCAP Group, Inc.	Kingstone Companies, Inc.
Subsidiary Insurance Company Name	Commercial Mutual Insurance Company	Kingstone Insurance Company
NASDAQ Symbol	DCAP	KINS
Business Sector	Insurance Brokerage	Property and Casualty Insurance Company

The Company also announced that it has sold its three Pennsylvania stores.  This transaction is the final stage of the Company’s stated goal of exiting the retail insurance business and entering the insurance company business.  On April 17, 2009, DCAP sold its store locations in New York State.  Effective May 1, 2009, DCAP sold its franchise business.

Barry Goldstein, Chairman and CEO, said, “During Q2, through a series of three transactions, we sold all of our retail offices as well as our franchise business.  We exited the insurance distribution sector entirely.  The exiting from the insurance brokerage sector was part of our strategic plan to change our company into an insurance carrier.”

Mr. Goldstein continued, “At this time I am pleased to report that the conversion of CMIC to a stock insurance company is complete.  We began the process in February 2007 and, after an extraordinary amount of work by all concerned, the conversion is final.  CMIC is now Kingstone Insurance Company.  DCAP’s new name is Kingstone Companies, Inc. to reflect the importance of this new, wholly-owned subsidiary to our company.  All the activity of Kingstone Insurance Company will be included in our consolidated financial statements beginning July 1.  We will be preparing and filing with the Securities and Exchange Commission certain pro-forma financial statements with regard to Kingstone Insurance, but, in advance of such filing, it is important to note that the following financial information was included in the Annual Statement for the year ended December 31, 2008 by Kingstone Insurance Company (formerly CMIC), as filed with the New York State Insurance Department:

Total Assets:                                                     $21.58 million
Policyholder Surplus:               $  7.75 million
Gross Premiums Written:                                 $24.74 million

We look forward to providing additional information in the future about Kingstone Insurance.”

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Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors.  More information about these factors can be found in the Company’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.